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                                                               EXHIBIT 99-B.8.51

                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                                 FUND AND ALIAC

       Aetna Life Insurance and Annuity Company (the "Company"), Ariel Growth Fund and such other Ariel funds as may be listed on Schedule A attached hereto (the "Fund" or the "Funds") and Ariel Distributors, Inc. (the "Distributor") hereby agree to an arrangement whereby the Fund shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.     ESTABLISHMENT OF ACCOUNT.

              The Company represents that it has established Separate Account F may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law that is not required to be registered as an investment company under the Investment Company Act of 1940, to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.     PRICING INFORMATION; ORDERS; SETTLEMENT.

       (a) The Fund will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may upon reasonable notice to the Company, refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Fund and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

       (b) The Fund will provide to the Company closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange" is open (each such day a "Business Day"), and in no event later than

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              7:00 p.m. Eastern time on such Business Day. The Company will send via facsimile or electronic transmission to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Time the following business day. Payment for net purchases will be wired by the Company to an account designated by the Fund to coincide with the order for shares of the Fund.

       (c) The Fund hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given business day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Time within two days following the day of receipt of such order.

       (d) Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by the Company by 4:00 p.m. Eastern Time on the same Business Day the Company places an order to redeem Fund shares. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Fund by 4:00 p.m. Eastern Time on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

       (e) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

       (f) The Company agrees to purchase and redeem the shares of the Funds named in this Agreement or in Schedule A hereof offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner or Participant to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund. This provision shall not be construed to prohibit the Company from substituting shares of another fund, as permitted by law.

3.     EXPENSES.

       (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund and Distributor shall pay no fee

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              or other compensation to the Company under this Agreement, and the
              Company shall pay no fee or other compensation to the Fund or Distributor, except as provided in 3(b) below and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

       (b) For the services and facilities provided by the Company pursuant to this Agreement, Distributor shall make quarterly payments to the Company based on the annual rate of ____% (____% quarterly) of the average net assets of Fund shares held under the Contracts. Distributor shall wire such payments to the Company within 20 days after the end of each quarter, and shall also provide to the Company supporting documentation for the calculation of the amount payable to the Company.

       (c) The Fund or the Distributor shall provide to the Company, at the location provided by the Company, all periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, the Fund or the Distributor shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, the Fund shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract owners.

4.     REPRESENTATIONS.

              The Company agrees that it and its agents shall not, without the written consent of the Fund or the Distributor, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Distributor.

5.     TERMINATION.

              This agreement shall terminate as to the sale and issuance of new
              Contracts:

       (a) at the option of either the Company, the Distributor or the Fund, upon sixty days advance written notice to the other parties;

       (b) at the option of the Company, upon one week advance written notice to the Distributor and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

       (c) at the option of either the Company, the Distributor or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, the Fund or the Distributor by

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              the National Association of Securities Dealers, Inc. (the "NASD"),
              the SEC or any other regulatory body;

       (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Fund and the Distributor of any decision to replace the Fund's' shares;

       (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

       (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

6.     CONTINUATION OF AGREEMENT.

              Termination as the result of any cause listed in Section 5 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body.

7.     ADVERTISING MATERIALS; FILED DOCUMENTS.

       (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Fund or its designee for review before such material is submitted to any regulatory body for review. No such material shall be used if the Fund or its designee reasonably object to such use in writing, transmitted by facsimile within two business days after receipt of such material.

       (b) The Fund will provide additional copies of its financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Distributor's request, the Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

       (c) The Fund or the Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles within ten business days following the end of each quarter.

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       (d)    The Fund will reimburse the Company for any incorrect information provided to the Company under this Section as provided for in Schedule C.

8.     PROXY VOTING.

       (a) The Company shall provide pass-through voting privileges on Fund shares held by the separate accounts to all Contract owners.

       (b) The Company will distribute to Contract owners all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

9.     INDEMNIFICATION.

       (a) The Company agrees to indemnify and hold harmless the Fund and the Distributor, and its directors, officers, employees, agents and each person, if any, who controls the Fund or its Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer, employee, agent, investment Distributor, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund or Distributor in the performance of its duties or the Fund's or Distributor's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

       (b) The Fund and the Distributor agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or

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              liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by the Company specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Company in the performance of its duties or the Company's reckless disregard of obligations or duties under this Agreement or to the Fund or Distributor, whichever is applicable. This indemnity agreement will be in addition to any liability which the Fund or Distributor may otherwise have.

       (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

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10.    MISCELLANEOUS.

       (a) AMENDMENT AND WAIVER. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

       (b) NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

       To the Company:

              Aetna Life Insurance and Annuity Company
              151 Farmington Avenue
              Hartford, Connecticut  06156
              Attention: Julie E. Rockmore, Counsel

       To the Fund and Distributor:

              Ariel Funds
              307 N. Michigan Avenue
              Suite 500
              Chicago, IL 60601
              Attention: Roger Schmitt

       Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

       (c) SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

       (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

       (e) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

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       (g)    GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

       (h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

       (i) The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 1st day of April, 1998.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY


       By:  /s/ Laurie M. LeBlanc
          ---------------------------
       Name:  Laurie M. Leblanc
            -------------------------
       Title: Vice President
             ------------------------

       ARIEL GROWTH FUND


       By:  /s/ Roger P. Schmitt
          ---------------------------
       Name:  Roger P. Schmitt
            -------------------------
       Title: Vice President
             ------------------------

       ARIEL DISTRIBUTORS, INC.


       By:  /s/ Roger P. Schmitt
          ---------------------------
       Name:  Roger P. Schmitt
            -------------------------
       Title: Vice President
             ------------------------

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                                   SCHEDULE A


                           (for any additional Funds)

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                                   SCHEDULE B


              (For any future separate accounts - See Section 1(a)

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                                   SCHEDULE C

The following costs, expenses and reimbursements will be paid by the party indicated:

1. For purposes of Sections 2 and 7, the Fund or the Distributor shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4pm Eastern Time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

2. For purposes of Section 3, the Fund or the Distributor shall pay for the cost of distributing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information and other materials that are required by law to be sent to existing Contract owners or existing participants. The Company will send an invoice to the Distributor for the amount of such costs.

3. The Fund or the Distributor shall pay all expenses in connection with the provision to the Company of a sufficient quantity of its proxy material under Section 3. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Fund. The Company will send an invoice to the Distributor for the amount of such costs.

4. To compensate the Company for some of its administrative costs related to participant recordkeeping in connection with this Agreement, the Distributor shall pay the Company a fee of $___ per participant account per fund per year. The Company will send an invoice to the Distributor for the amount of such fees.

Dated as of the 1st day of April, 1998.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY

       By:    /s/  Laurie M. LeBlanc
          -------------------------------
       Name:  Laurie M. LeBlanc
            -----------------------------
       Title: V.P.
             ----------------------------

       ARIEL GROWTH FUND

       By:    /s/  Roger P. Schmitt
          -------------------------------
       Name:  Roger P. Schmitt
            -----------------------------
       Title: V.P.
             ----------------------------

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       ARIEL DISTRIBUTORS, INC.

       By:    /s/  Roger P. Schmitt
          -------------------------------
       Name:  Roger P. Schmitt
            -----------------------------
       Title: V.P.
             ----------------------------

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